Exhibit 10.28
SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
     This Sixth Amendment to Loan and Security Agreement (the “Sixth Amendment”) is made as of this 27th day of February, 2007 by and among
     Fleet Retail Group, LLC, f/k/a Fleet Retail Group, Inc., f/k/a Fleet Retail Finance Inc. (the “Agent”), a Delaware limited liability company with its principal executive offices at 40 Broad Street, Boston, Massachusetts, for the Revolving Credit Lenders party to the Agreement (defined below), and
     The Revolving Credit Lenders party to the Agreement, and
     Hastings Entertainment, Inc. (the “Borrower”), a Texas corporation with its principal executive offices at 3601 Plains Boulevard, Amarillo, Texas 79102;
     in consideration of the mutual covenants herein contained and benefits to be derived here from.
WITNESSETH:
     WHEREAS, on August 29, 2000, the Agent, the Revolving Credit Lenders and the Borrower, among others, entered in a certain Loan and Security Agreement (as amended and in effect, the “Agreement”); and
     WHEREAS, contemporaneously herewith, The CIT Group/Business Credit, Inc. is assigning 100% of its interest in the Revolving Credit to Fleet Retail Group, LLC pursuant to that certain Assignment and Acceptance by and between The CIT Group/Business Credit, Inc. and Fleet Retail Group, LLC dated as of even date herewith; and
     WHEREAS, the Agent, the Revolving Credit Lenders and the Borrower desire to modify certain provisions of the Agreement as set forth herein.
     NOW, THEREFORE, it is hereby agreed among the Agent, the Revolving Credit Lenders and the Borrower as follows:
1.	Capitalized Terms. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Agreement.
2.	Amendments to Article 1. The provisions of Article 1 of the Agreement are hereby amended as follows:
a.	The definition of “Base Margin” is hereby amended by inserting the following provisions at the end thereof:

“Notwithstanding the foregoing provisions, commencing on the first day of the first Fiscal quarter immediately following the effective date of the Sixth Amendment, the Base Margin shall be the following percentages based upon the following criteria:

Level	Average Availability.	Base Margin
I	Greater than $35,000,000	0.00%
II	Greater than $30,000,000 but less than or equal to $35,000,000	0.00%
III	Greater than $20,000,000 but less than or equal to $30,000,000	0.00%
IV	Less than or equal to $20,000,000	0.00%
On the first day of each fiscal quarter, the Base Margin shall be adjusted based upon the Borrower’s aggregate daily Average Availability for the immediately preceding Fiscal quarter divided by the total number of days in such immediately preceding Fiscal quarter. Provided, however, upon the occurrence of an Event of Default, interest shall be determined in the manner set forth in Section 2-11(f).”
b.	The definition of “Libor Margin” is hereby amended by inserting the following provisions at the end thereof:
“Notwithstanding the foregoing provisions, commencing on the first day of the first Fiscal quarter immediately following the effective date of the Sixth Amendment, the Libor Margin shall be the following percentages based upon the following criteria:

Level	Average Availability	Libor Margia
I	Greater than $35,000,000	1.00%
II	Greater than $30,000,000 but less than or equal to $35,000,000	1.25%
III	Greater than $20,000,000 but less than or equal to $30,000,000	1.50%
IV	less than $20,000,000	1.75%

On the first day of each Fiscal quarter, the Libor Margin shall be adjusted based upon the Borrower’s aggregate daily Average Availability for the immediately preceding fiscal quarter divided by the total number of days in such immediately preceding Fiscal quarter. Provided, however, upon the occurrence of an Event of Default, the Libor Margin shall be immediately increased to the percentage set forth in Level IV above (even if the Average Availability requirements for another Level have been met), and interest shall be determined in the manner set forth in Section 2-11(f).”
c.	The following new definition is hereby added to the Agreement:
“Sixth Amendment” Shall mean that certain Sixth Amendment to Loan and Security Agreement dated February 27, 2007 by and among the Borrower, the Agent and the Revolving Credit Lenders.
3.	Amendment to Article 4. Section 4-19 of the Agreement is hereby amended by adding the words “following the effective date of the Sixth Amendment” after the words “$15 Million” in the second line thereof.
4.	Amendments to Exhibits.
a.	Exhibit 2:2-22 is hereby deleted in its entirety, and is replaced by Exhibit 2:2-22 annexed hereto and incorporated herein by reference.

b.	The remaining Exhibits to the Agreement are true and accurate in all respects and there have been no changes thereto from the date on which such Exhibits were delivered to the Agent.
5.	Ratification of Loan Documents. Except as provided herein, all terms and conditions of the Agreement and the other Loan Documents remain in full force and effect. The Borrower hereby ratifies, confirms, and reaffirms all representations, warranties, and covenants contained therein and hereby represents that no Events of Default exist under the Loan Documents. The Borrower further ratifies and confirms that any and all Collateral previously granted to the Agent for the ratable benefit of the Revolving Credit Lenders continues to secure the existing Liabilities as well as the Liabilities as amended hereby, and any future Liabilities.
6.	Conditions to Effectiveness. This Sixth Amendment shall be become effective upon the satisfaction of the following conditions precedent:
a.	This Sixth Amendment shall have been duly executed and delivered by each of the Borrower, the Revolving Credit Lenders and the Agent and shall be in full force and effect.

b.	The Borrower shall have delivered to the Agent its Secretary’s Certificate with certified copies of (i) Incumbency Certificate; (ii) Specimen Signatures; and (iii) Resolutions.

c.	All proceedings in connection with the transactions contemplated by this Sixth Amendment and all documents incident thereto shall be reasonably satisfactory in substance and form to the Agent, and the Agent shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request. Further, the Borrower shall have delivered to the Agent such additional documents which the Agent may reasonably request, including, without limitation, an amended and restated Revolving Credit Note in favor of Fleet Retail Group, LLC and a ratification by each guarantor of their respective guaranties.

d.	The Agent shall have received the Assignment and Acceptance between The CIT Group/Business Credit, Inc. and Fleet Retail Group, LLC.

e.	The Borrower shall have paid all reasonable costs and expenses of the Agent including, without limitation, all attorneys’ fees and expenses incurred by the Agent in connection with the Agreement, the Loan Documents, and the preparation, negotiation and execution of this Sixth Amendment.
7.	Miscellaneous.
a.	This Sixth Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

b.	This Sixth Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

c.	Any determination that any provision of this Sixth Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not effect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Sixth Amendment.

d.	The Borrower shall pay on demand all costs and expenses of the Agent, including, without limitation, reasonable attorneys’ fees in connection with the preparation, negotiation, execution and delivery of this Sixth Amendment.

e.	The Borrower warrants and represents that the Borrower has consulted with independent legal counsel of the Borrower’s selection in connection with this Sixth Amendment and is not relying on any representations or warranties of any

Revolving Credit Lender or the Agent or their respective counsel in entering into this Sixth Amendment.

f.	The Borrower acknowledges and agrees that the Borrower does not have any claims, counterclaims, offsets, or defenses against any Revolving Credit Lender or the Agent directly or indirectly relating to the Borrower’s relationship with, and/or the Borrower’s Liabilities, and to the extent that the Borrower has or ever had any such claims, counterclaims, offsets, or defenses against any of the Revolving Credit Lenders or the Agent, the Borrower affirmatively WAIVES the same. The Borrower, and for its representatives, successors and assigns, hereby RELEASES, and forever discharges the Revolving Credit Lenders and the Agent and their respective officers, directors, agents, servants, attorneys, and employees, and their respective representatives, successors and assigns, of, to, and from all known debts, demands, actions, suits, accounts, covenants, contracts, agreements, damages, and any and all claims, demands, or liabilities whatsoever, of every name and nature, both at law and in equity through the date hereof.
[remainder of page left intentionally blank]

     IN WITNESS WHEREOF, the parties have hereunto caused this Sixth Amendment to be executed and their seals to be hereto affixed as of the date first above written.

HASTINGS ENTERTAINMENT, INC. (“Borrower”)

By: [ILLEGIBLE]
Name: DAN CROW
Title: CFO

FLEET RETAIL GROUP, LLC (“Agent”)

By: [ILLEGIBLE]
Name: MARK D. TWONEY
Title: U. P.

EXHIBIT 2:2-22
REVOLVING CREDIT LENDERS’ COMMITMENTS

	Revolving Credit	Revolving Credit
Revolving Credit Lender	Dollar Commitment	Commitment Percentage
Fleet Retail Group, LLC	$100,000,000.00	100%

Totals	$100,000,000.00	100%

February 27, 2007
Fleet Retail Group, LLC, As Agent
40 Broad Street
Boston, Massachusetts 02108
     Re: Amendment to Loan Arrangement with Hastings Entertainment, Inc.
Gentlemen:
     Reference is made to a certain loan arrangement originally dated as of August 29, 2000 (the “Loan Arrangement”) entered into by and among Hastings Entertainment, Inc., a Texas corporation (the “Borrower”) and Fleet Retail Finance Inc., n/k/a Fleet Retail Group, LLC, as Agent (the “Agent”) and The CIT Group/Business Credit, Inc. (the “Co-Agent”) for a syndicate of Revolving Credit Lenders, and such Revolving Credit Lenders, pursuant to which such Revolving Credit Lenders established a revolving line of credit in the Borrower’s favor in accordance with the terms of a Loan and Security Agreement dated August 29, 2000 (as amended and in effect, the “Loan Agreement”). Unless otherwise defined herein, all capitalized terms used herein shall have the meaning set forth in the Loan Agreement.
     The undersigned have each guarantied the Liabilities of the Borrower pursuant to their respective Guaranties dated August 29, 2000 (singly, a “Guaranty” and collectively, the “Guaranties”).
     The Borrower, the Agent and the Revolving Credit Lenders desire to modify and amend the terms of the Loan Agreement pursuant the terms and conditions of a certain Sixth Amendment to Loan and Security Agreement of even date (the “Amendment”). The Agent and the Revolving Credit Lenders have indicated that they will not enter into such Amendment unless, among other things, the undersigned execute and deliver this letter. Therefore, to induce the Agent and the Revolving Credit Lenders to enter into the Amendment, the undersigned each hereby:
(a)	ratifies, confirms and reaffirms, all and singular, the terms and conditions of, and all warranties and representations set forth in, their respective Guaranties.

(b)	acknowledges, confirms and agrees that their respective Guaranties remain in full force and effect and shall in no way be limited or affected by the Amendment.

(c)	acknowledges and agrees that such Person has no offsets, defenses, or counterclaims against the Agent, or any Revolving Credit Lender with respect to such Person’s Guaranty or otherwise, and to the extent that any of the undersigned has any such offsets, defenses, or counterclaims, then such Person hereby WAIVES and RELEASES the same.

     This letter shall take effect as a sealed instrument as of the date first written above.

Very truly yours,

HASTINGS COLLEGE STORES, INC.

Witness:
Stephanie Eslep	By: [ILLEGIBLE]
Name: DAN CROW
Title: CFO

HASTINGS INTERNET, INC.

Witness:
Stephanie Eslep	By: [ILLEGIBLE]
Name: DAN CROW
Title: CFO

Witness:
Stephanie Eslep	HASTINGS PROPERTIES, INC.

By: [ILLEGIBLE]
Name: DAN CROW
Title: CFO
Acknowledged and Agreed to:
Fleet Retail Group, LLC, as Agent
and Revolving Credit Lender

By:	/s/ Mark D. Tworey

Name:

Title:

ASSIGNMENT AND ACCEPTANCE
Effective Date: February 27, 2007
     Re: Loan and Security Agreement dated August 29, 2000 (as amended and in effect, the “Loan Agreement”) between Fleet Retail Group, LLC (f/k/a Fleet Retail Finance Inc.), as agent for a syndicate of revolving credit lenders (the “Revolving Credit Lenders” referenced therein and the Revolving Credit Lenders, on the one hand, and Hastings Entertainment, Inc., on the other (Terms used herein which are defined in the Loan Agreement have the same meaning herein as in the Loan Agreement).
     Agreement By and Between:
     THE CIT GROUP/BUSINESS CREDIT, INC. (The “Assignor”) and
     FLEET RETAIL GROUP, LLC (The “Assignee”)
1.	Assignment and Assumption: The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, as of the Effective Date, 100% of the Assignor’s interest in the Revolving Credit.

2.	Representations By Assignor: The Assignor represents that the Assignor is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claims.

3.	Exclusion of Warranties by Assignor: The Assignor:
a.	Makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant hereto.

b.	Makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Person primarily or secondarily liable in respect of any of the Liabilities, or the performance or observance by the Borrower or any other Person primarily or secondarily liable in respect of any of the Liabilities of any of their obligations under any Loan Documents or any other instrument or document furnished pursuant hereto or thereto.

c.	Attaches the Revolving Credit Note of which the Assignor is the holder and requests that the Agent cause the Borrower’s exchange of such Note for new

Revolving Credit Notes payable to the Assignor and the Assignee reflecting the assignment referenced above.
4.	Assignee’s Representations Warranties and Agreements: The Assignee:
a.	Confirms that it has received a copy of the Loan Agreement (and any amendment thereto), the most recent financial statements then to have been delivered pursuant to the Loan Agreement, and such other documents and information as the Assignee has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance.

b.	Confirms and represents that, independently and without reliance upon the Assignor, the Agent, or any other Revolving Credit Lender and based on such documents and information as the Assignee deems appropriate, has made such Person’s own credit decision to join in the credit facility contemplated by the Loan Documents and to become a “Revolving Credit Lender”.

c.	Confirms and represents that the Assignee will continue to make such Person’s own credit decisions in taking or not taking action under the Loan Agreement and other Loan Documents independently and without reliance upon the Assignor, the Agent or any other Revolving Credit Lender and based on such documents and information as the Assignee shall deem appropriate at the time.

d.	Appoints and authorizes the Agent to take such action on behalf of the Assignee and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto.

e.	Agrees that the Assignee will perform, in accordance with their terms, all of the obligations which, by the terms of the Loan Agreement and all other Loan Documents are required to be performed by it as a “Revolving Credit Lender” as if the Assignee had been a signatory thereto and to any amendments thereof.

f.	Represents and warrants that it is legally authorized to enter into this Assignment and Acceptance and to perform its obligations hereunder, under the Loan Agreement and under the Loan Documents.
5.	Effect of Assignment and Assumption: Following delivery, acceptance and recording by the Agent of this Assignment and Acceptance, from and after the Effective Date:
a.	The Assignee be a party to the Loan Agreement and the other Loan Documents (and any amendments thereto) and to the extent of the commitment assigned by this Assignment and Acceptance, have the rights and obligations of a Revolving Credit Lender thereunder.

b.	The Assignor shall be released from the Assignor’s obligations under the Loan Agreement and the other Loan Documents to the extent of the commitment assigned by this Assignment and Acceptance.

c.	The Agent shall make all payments in respect of the interest in the Revolving Credit Loans assigned hereby (including payments of principal, interest, and applicable fees) to the Assignee.

d.	The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date by the Agent or with respect to the making of this assignment directly between themselves.
6.	Massachusetts Law: This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

ASSIGNOR:

THE CIT GROUP/BUSINESS CREDIT, INC.

By:	/s/ Adrian Avalos

	Name:	Adrian Avalos
	Title:	Vice President

ASSIGNEE:

FLEET RETAIL GROUP, LLC

By:	/s/ Mark D. Twoncy

	Name:	Mark D. Twoncy
	Title:	VP

REVOLVING CREDIT NOTE	Fleet Retail Group, LLC
Agent

Boston, Massachusetts	February 28, 2006
$40,000,000.00	Payee: The CIT Group / Business Credit, Inc.
     FOR VALUE RECEIVED, the undersigned, Hastings Entertainment, Inc., a Texas corporation with its principal executive offices at 3601 Plains Boulevard, Amarillo, Texas 79102 (the “Borrower”) promises to pay to the order of The CIT Group / Business Credit, Inc., a New York corporation with offices at 5420 LBJ Freeway (Suite 200), Dallas, Texas 75240 (with any subsequent holder, a “Revolving Credit Lender”) that amount which the Revolving Credit Lender has advanced towards the aggregate unpaid principal balance of Revolving Credit Loans made to or for the account of the Borrower pursuant to the Loan and Security Agreement dated August 29, 2000 as amended from time to time, including pursuant to that certain Fifth Amendment to Loan and Security Agreement of even date herewith (as such may be amended hereafter, the “Loan Agreement”) between Fleet Retail Group, LLC, f/k/a Fleet Retail Finance Inc., a Delaware limited liability company with its offices at 40 Broad Street Boston, Massachusetts 02109 (in Such capacity, the “Agent”), as agent for the ratable benefit of the “Revolving: Credit Lenders”, on the one hand, and the Borrower, on the other, with interest at the rate and payable in the manner stated therein. Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Loan Agreement.
     This is a “Revolving Credit Note” (this “Note”) to which reference is made in the Loan Agreement and is subject to all terms and provisions thereof. The principal of, and interest on, this. Note shall be payable as provided in the Loan Agreement and shall be subject to Acceleration as provided therein.
     In the absence of manifest error, the Agent’s books and records concerning Revolving Credit Loans, the accrual of interest thereon, and the repayment of such Revolving Credit Loans, shall be prima facie evidence of the Indebtedness hereunder.
     No delay or omission by the Agent or any Revolving Credit Lender in exercising or enforcing any of the Agent’s or such Revolving Credit Lender’s powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any Event of Default with respect hereto hereunder shall operate as a waiver of any other Event of Default hereunder, nor as a continuing waiver.

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     The Borrower, and each endorser and guarantor of this Note, respectively waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof. Each of the Borrower and any endorser or guarantor hereof assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by the Agent with respect to this Note and/or any Collateral given to secure this Note.
     This Note shall be binding upon the Borrower, and each endorser and guarantor hereof, and upon their respective heirs, successors, assigns, and representatives, and shall inure to the benefit of the Lender and its successors, endorsees, and assigns.
     The Liabilities of the Borrower, and of any endorser or guarantor of this Note, are joint and several, provided, however, the release by the Agent or the Revolving Credit Lender of any one or more of the Borrower or endorsers or guarantors shall not release any other Person obligated on account of this Note. Each reference in this Note to the Borrower, any endorser, and any guarantor, is to such Person individually and also to all such Persons jointly. No Person obligated on account of this Note may seek contribution from any other Person also obligated unless and until all Liabilities to the Revolving Credit Lender of the Person from whom contribution is sought have been satisfied in full.
     This Note is delivered at the offices of the Agent in Boston, Massachusetts and shall be governed by the laws of The Commonwealth of Massachusetts, and shall take effect as a sealed instrument.
     This Revolving Credit Note hereby amends and restates in full that certain Revolving Credit Note dated August 29, 2000 from Borrower to Revolving Credit Lender.
     The Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Agent and the Revolving Credit Lender in the establishment and maintenance of their respective relationship with the Borrower contemplated by this Note, is relying thereon: THE BORROWER, AND EACH ENDORSER AND GUARANTOR OF THIS NOTE TO THE EXTENT ENTITLED THERETO, RESPECTIVELY WAIVES ANY PRESENT OR FUTURE RIGHT IT MAY HAVE ON ACCOUNT OF OR IN RESPECT TO THE LIABILITIES, TO A TRIAL BY JURY IN ANY CASE OR CONTROVERSY IN WHICH THE AGENT AND/OR ANY REVOLVING CREDIT LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE AGENT AND/OR ANY

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     REVOLVING CREDIT LENDER OR IN WHICH THE AGENT AND/OR ANY REVOLVING CREDIT LENDER IS JOINED AS A PARTY LITIGANT), THAT ARISES OUT OF, OR IS IN RESPECT TO, THIS NOTE, THE LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENTS.

HASTINGS ENTERTAINMENT, INC. The (“Borrower”)

By:	/s/ Daniel Crow
Daniel Crow
Senior Vice President

Marjorie B. Crider mcrider@riemerlaw.com (617) 880-3423 direct (617)692-3423 direct fax
March 16, 2007
VIA FEDERAL EXPRESS
Dan Crow
V.P. Finance and Chief Financial Officer
Hastings Entertainment, Inc.
3601 Plains Blvd.
Amarillo, Texas 79102
     Re: Sixth Amendment to Loan and Security Agreement with Fleet Retail Group, LLC Dear Dan:
     Enclosed herewith please find the following original documents for your files in connection with the above matter:
1.	Sixth Amendment to Loan and Security Agreement;

2.	Confirmation of Guaranty;

3.	Assignment and Acceptance Agreement between The CIT Group/Business Credit, Inc. and Fleet Retail Group, LLC; and

4.	Revolving Credit Note dated February 28, 2006 payable to The CIT Group/Business Credit, Inc. (this Note is no longer in effect and may be destroyed or filed at your option).
     Please feel free to contact me with any questions regarding the above materials.

Very truly yours,

Marjorie B. Crider
MBC
Enclosures

cc:	Mr. Mark Twomey (via email, w/out enclosures) Jeff Shrader, Esq. (via email, w/out enclosures) 1001545.1
Riemer & Braunstein LLP
Three Center Plaza · Boston, MA 02108-2003

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